Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-8 No. 333-80623) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991;

(2)                                  Registration Statement (Form S-8 No. 333-36093) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991;

(3)                                  Registration Statement (Form S-8 No. 333-56933) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991;

(4)                                  Registration Statement (Form S-8 No. 333-87897) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, and1999 Nonqualified Stock Incentive Plan;

(5)                                  Registration Statement (Form S-8 No. 333-49892) pertaining to the Sonus Pharmaceuticals, Inc., 1999 Nonqualified Stock Incentive Plan and 2000 Stock Incentive Plan;

(6)                                  Registration Statement (Form S-8 No. 333-56704) pertaining to the Sonus Pharmaceuticals, Inc., 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust;

(7)                                  Registration Statement (Form S-8 No. 333-135697) pertaining to the Sonus Pharmaceuticals, Inc., 2000 Stock Incentive Plan;

(8)                                  Registration Statement (Form S-8 No. 333-136393) pertaining to the Sonus Pharmaceuticals, Inc., 2006 Employee Stock Purchase Plan;

(9)                                  Registration Statement (Form S-3 No. 333-115876, No. 333-64966, No. 333-82414, No. 333-107987, No. 333-123763, and No. 333-128030) pertaining to the registration for resale of shares of common stock of Sonus Pharmaceuticals, Inc. and in the related Prospectuses;

of our reports dated March 13, 2007, with respect to the financial statements of Sonus Pharmaceuticals, Inc., Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sonus Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

Seattle, Washington

March 13, 2007